ELECTRONICALLY SERVED
8/27/2021 11:12 AM

Electronically Filed
08/27/2021 11:12 AM
CLERK OF THE COURT

ORDR

EIGHTH JUDICIAL DISTRICT COURT

CLARK COUNTY, NEVADA

In the matter of EARTH SCIENCE TECH, INC.	Case No.: A-18-784952-C Dept. No.: XX

ORDER DISCHARGING RECEIVER AND APPOINTING SUCCESSOR RECEIVER TO IMPLEMENT PROPOSED PLAN

This matter having come before this Court before the Honorable Eric Johnson for a hearing on Intervenors' Motion to Vacate Receivership and Resume Business Pursuant to NRS 78.645 on an Order Shortening Time, (hereinafter "Motion") on the 23rd of August, 2021, at 12:45 p.m. Mark Connot, Esq. appeared on behalf of the receiver, Robert L. Stevens of Strongbow Advisors Inc. (hereinafter "Stevens"). Alexander Calaway, Esq. of the law firm of Marquis Aurbach Coffing appeared on behalf of the Intervening Defendants (hereinafter "Intervenors"), and Angela H. Dows, Esq. appeared on behalf of Creditor, Cromogen Biotechnology Corporation (hereinafter "Cromogen").

The Court read and considered Intervenors' Motion, the joinder of Cromogen, the opposition of Mr. Stevens, the reply of Intervenors, and reviewed the status report provided by the subject corporation's auditor. The Court considered the argument of counsel and questioned the subject corporation's auditor. The Court was asked to take and did take judicial notice of the record in the case. Based upon the record before the Court and for good cause appearing the Court hereby **FINDS** and **ORDERS** as follows:

1. Earth Science Tech, Inc., a Nevada corporation (hereinafter "ETST" or "Company") is publicly traded and listed on the OTC market exchange (hereinafter the "OTC").

2. On November 15, 2018, the board of directors of ETST adopted and implemented a resolution to accomplish such things as necessary to initiate these receivership proceedings (hereinafter the "Resolution") which was signed by Nickolas Tabraue, Gagan Hunter, and Steven Warm (hereinafter the "Board").

3. On November 16, 2018, Mr. Stevens petitioned this Court for a writ of injunction and appointment of receiver.

4. On January 11, 2019, Mr. Stevens was appointed as receiver over ETST on grounds that it was insolvent and in danger of waste, sacrifice or loss through attachment, or foreclosure (hereinafter the "Appointing Order").

5. On May 28, 2021, Mr. Stevens represented to this Court that the total claims in the estate were $4,938,521.50 (hereinafter the "Claims"). One of these Claims represented by Mr. Stevens is in favor of Cromogen and totaled $4,575,175.00 (hereinafter the "Cromogen Claim").

6. On June 30, 2021, ETST's auditor, BF Borgers CPA PC (hereinafter "Borgers"), filed an auditor's status report with the Court which provided, among other things, a status of

ETST's financial disclosures and non-disclosures with the Securities and Exchange Commission (hereinafter "SEC").

7. The Court takes judicial notice: (1) that the SEC adopted amendments to the Exchange Act Rule 15c2-11; (2) that ETST has not filed its Form 10-K audit, Form 10-Q financial report, or restatement of financials as described in Mr. Borgers' status report; and (3) that ETST is delinquent with the SEC and OTC.

8. In its Motion, the Intervenors have proposed a plan to allow ETST to resume its business pursuant to NRS 78.645(1) and NRS 32.345(4), and end the receivership.

9. Intervenors' proposed plan (hereinafter the collectively referred to as the "Proposed Plan") provides:

a. The Intervenors have presented a revolving credit agreement with Issa El-Cheikh Mohamad ("El-Cheikh") in favor of ETST in the amount of $250,000.00 (the "Financing") that was partially executed on or about August 7, 2021;

b. The Intervenors have presented additional commitments to contribute capital to ETST in the amount of $100,000 and $250,000 from Gregory Rhodes and James Meekin, respectively (the "Contributions");

c. The Intervenors propose that that the Financing and Contributions be received by ETST to provide for the Claims in the estate pursuant to NRS 78.645(1);

d. The Intervenors have presented a partially executed settlement agreement with Cromogen and holders of Claims in the estate (collectively the "Settlement Agreements") which, pursuant to NRS 78.645(1), provide for all Claims in the estate (other than a Claim held by DLA Piper, LLP ("DLA")) by reducing ETST's total monthly debt service to $10,415.96 for five (5) years beginning January 1, 2022;

e. The Intervenors propose that these Settlement Agreements be executed to service the debts of the corporation pursuant to NRS 78.645(1);

f. The Intervenors propose that the former Board, comprised of Nickolas Tabraue, Gagan Hunter, and Steven Warm, be reinstated and that any vacancies by former Board members that do not wish to currently serve be filled in accordance with any articles and bylaws in effect;

g. The Intervenors propose that the Board resume full control of the corporation pursuant to NRS 78.645(1) concurrent with the implementation of the Proposed Plan;

h. The Intervenors propose that the Board and/or former management be authorized to become compliant with all SEC and OTC requirements and work directly with Mr. Borgers to make all necessary disclosures and filings with the SEC and OTC that are necessary to remedy ETST's present delinquencies; and

i. The Intervenors propose that this Proposed Plan be implemented within approximately 30 days.

j. The Intervenors propose William A. Leonard be appointed as successor receiver, and Intervenors have agreed to be responsible for the fees and costs of Mr. Leonard.

10. Mr. Stevens opposed the Intervenors' Proposed Plan on the basis, among other things, that there are outstanding receiver's fees and expenses in the receivership.

11. The Court finds that all receiver fees and expenses of Strongbow, including its attorney's fees and costs, have not yet been approved by this Court.

12. Mr. Stevens' opposition does not include a figure for the total amount of his total fees and expenses in the receivership; however, Mr. Stevens suggests in previous filings that they would exceed $1 million.

13. This Court has statutory and inherent authority to remove and discharge a receiver that it appoints (*see* NRS 32.345; NRS 78.695; NRS 78.715); and is further authorized to appoint, substitute, or replace a receiver. *Id.*

14. This Court may appoint a receiver in any pending action when a corporation is insolvent or in imminent danger of insolvency; when there is potential waste of corporate assets due to fraud or mismanagement; or in other cases where receivers have heretofore been appointed by the usages of the courts of equity. *See* NRS 32.010; *see also* NRS 78.622-720, *et seq.*

15. Therefore, the Court finds it necessary and appropriate to remove Mr. Stevens as receiver and appoint William A. Leonard, Jr. as successor receiver for the following purpose(s):

a. To oversee and facilitate the implementation of the Intervenors' Proposed Plan as described herein;

b. To safeguard and protect assets of ETST for the benefit of its creditors and stockholders while the Proposed Plan is being implemented; and

c. To evaluate Mr. Stevens' fees and expenses as receiver and provide an opinion as to whether Mr. Stevens' work as receiver was reasonable and necessary in performing the duties of receiver and exercising his powers and duties of receiver.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that elements of the Intervenors' Proposed Plan are hereby approved by the Court as set forth herein;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Robert L. Stevens of Strongbow Advisors, Inc. shall be discharged and removed as receiver as of the date of the signing of the instant order by the Court;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Mr. Stevens shall retain legal defenses and immunities, to the extent any apply, for acts or omissions within the scope of his appointment as receiver of ETST;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Appointing Order of Robert L. Stevens as receiver is hereby VACATED;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Mr. Stevens shall cease from taking any further action as receiver except to the extent expressly ordered herein;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that William A. Leonard, Jr. of Crisis Management, Inc. is appointed receiver of Earth Science Tech, Inc., its subsidiaries, successors, and assigns (hereinafter the "Successor Receiver");

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver need not post a bond, but shall file an oath of receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that a blanket stay of proceedings shall continue against creditors of the receivership estate and shall remain in place until the Court vacates the stay or until such further time as the Successor Receiver requests, and any requested leave by any person or entity seeking relief from this blanket stay shall file the appropriate filings with this Court and shall be heard in this Court provided the Court grants such request;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Mr. Stevens shall convey all ETST assets, property, franchises, rights and effects to the Successor Receiver as soon as possible but no later than by 5:00 p.m. Pacific Standard Time on Tuesday, August 31, 2021;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that all outstanding subpoenas, actions, or pending discovery requests shall be immediately suspended pending further review by the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Mr. Stevens shall provide the Successor Receiver with access to all ETST facilities, logins, accounts, bank accounts, emails, and any other requested effects as soon as possible but no later than by 5:00 p.m. Pacific Standard Time on Tuesday, August 31, 2021;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall immediately take full control over ETST's assets, bank accounts, and oversee the Board in the managerial aspects of ETST;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall reinstate the former Board of ETST, comprised of Nickolas Tabraue, Gagan Hunter, and Steven Warm, and fill any vacancies in accordance with ETST's articles and bylaws;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board is authorized to resume management of ETST and conduct business, subject to the oversight and approval of the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board is authorized to take all necessary steps to bring ETST into compliance with SEC and OTC requirements and work directly with ETST's auditor to restate and/or submit required financial disclosures, subject to the oversight and approval of the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board may terminate, hire, re-hire, and/or pay employees and such professionals as it deems necessary to resume business, subject to the oversight and approval of the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall facilitate and oversee the Board as it implements the Intervenors' Proposed Plan as described herein;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board shall resume full control of the corporation pursuant to NRS 78.645(1) as soon as the Proposed Plan has been implemented and approved by the Court;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Intervenors' Proposed Plan as described herein be implemented within 30 days, and if any more time is needed in order to implement the Proposed Plan in good faith the Successor Receiver may request an extension from the Court;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver is authorized to execute on behalf of ETST any documents necessary to implement the Intervenors' Proposed Plan, including but not limited to, the aforementioned Financing and Settlement Agreements presented by Intervenors;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board is authorized to pursue transactions necessary to implement the Intervenors' Proposed Plan, including but not limited to any reverse triangular merger transaction(s) (hereinafter "Mergers"), subject to the input and approval of the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver is authorized to issue ETST shares of common stock to facilitate any Mergers;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board is authorized to pursue and implement any changes to the capital structure, articles of incorporation

and bylaws as necessary to implement the Proposed Plan and allow ETST to succeed after implementation, subject to the input and approval of the Successor Receiver.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Board is authorized to raise additional capital necessary to implement the Intervenors' Proposed Plan, including but not limited to undertaking/filing a Regulation A offering, Form S-1, and/or Form S-3, subject to the input and approval of the Successor Receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall investigate the validity, and if necessary, settle, any ETST account, including but not limited to, credit cards, loans, debts, liens, encumbrances, promises to pay, claims, and other outstanding balances;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall identify any funds or assets he determines to have been converted from ETST, to further trace the transfer of any funds or assets of ETST, and, if deemed prudent, to claw back any funds or assets wrongfully transferred;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that in the event the Successor Receiver finds any embezzlement or fraud in the estate, he shall notify the Board and file an appropriate motion with the Court to re-tax the costs incurred by the estate for the Court's consideration;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that any party with a valid interest in ETST, including but not limited to the Intervenors, may petition the Court at any time to expand, contract or otherwise alter the scope of the Successor Receiver's powers, duties, authority and/or work to be performed;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver is authorized to engage the law firm of Garman Turner Gordon, an accountant, and/or other professional necessary to assist in performing a duty or exercising the powers of Successor Receiver as described herein (hereinafter "Professionals");

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that any Professionals engaged by the Successor Receiver shall file with the Court an itemized statement of the time spent, work performed and billing rate of each person that performed the work and an itemized list of expenses, and that the Successor Receiver may pay the amounts approved by the Court;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that in accordance with NRS 32.340, the Successor Receiver's reasonable and necessary fees and expenses of performing the duties of Successor Receiver described herein shall be paid from receivership property, but that the Intervenors will be responsible for paying all reasonable and necessary fees and expenses related to implementing the Intervenors' Proposed Plan;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall freely communicate with all interested parties; and that the Successor Receiver may come to the Court if any issues should arise and will have authority to communicate directly with the Court, if necessary, after which such communications with the Court will be disclosed to the parties via minute order;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Mr. Stevens may request an award of reasonable and necessary receiver fees and expenses by way of motion by 5:00 p.m. Pacific Standard Time on September 10, 2021;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Successor Receiver shall evaluate Mr. Stevens' fees and costs as receiver and provide a written opinion as to

whether Mr. Stevens' work as receiver was reasonable and necessary in performing the duties of receiver and exercising his powers and duties of receiver;

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that all parties shall not destroy, conceal, or alter any documents, tangible things, and/or electronically stored information ("ESI") evidence; that all parties shall preserve all documents, tangible things, and/or ESI evidence by affirmatively preventing the inadvertent loss of documents, tangible things, and/or ESI evidence; and that all parties shall employ proper techniques to safeguard all such evidence; and

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Intervenors' Motion to Vacate the Receivership and Resume Business Pursuant to NRS 78.645 is hereby CONTINUED and reset to be heard on: October 1, 2021 at 12:00 p.m.

Dated this 27th day of August, 2021

DISTRICT COURT

709 A63 E9E1 00F5
Eric Johnson
District Court Judge

CSERV

DISTRICT COURT
CLARK COUNTY, NEVADA

Strongbow Advisors, Inc., Plaintiff(s) vs. Earth Science Tech, Inc., Defendant(s)	CASE NO: A-18-784952-C DEPT. NO. Department 20

AUTOMATED CERTIFICATE OF SERVICE

This automated certificate of service was generated by the Eighth Judicial District Court. The foregoing Order was served via the court's electronic eFile system to all recipients registered for e-Service on the above entitled case as listed below:

Service Date: 8/27/2021

William Thompson	william@dubowskylaw.com
Cally Hatfield	chatfield@maclaw.com
Michelle Monkarsh	mmonkarsh@maclaw.com
Peter Dubowsky, Esq.	peter@dubowskylaw.com
Mark Connot	mconnot@foxrothschild.com
Angela Dows	adows@crdslaw.com
Brian Hardy	bhardy@maclaw.com
Doreen Loffredo	dloffredo@foxrothschild.com
Steven Warm	SW@stevenwarm.com
Robert Stevens	robert@somerset.vc

Rex Garner	rgarner@foxrothschild.com
Kristin Davis	Kdavis@crdslaw.com
Angela Dows	adows@crdslaw.com
Alexander Calaway	acalaway@maclaw.com
Rowland Graff	rgraff@crdslaw.com

If indicated below, a copy of the above mentioned filings were also served by mail via United States Postal Service, postage prepaid, to the parties listed below at their last known addresses on 8/30/2021

BF Borgers CPA PC	5400 W Cedar Ave, Lakewood, CO 80226 Lakewood, CO, 80226